Exhibit 3.77

CERTIFICATE OF ORGANIZATION

OF

Auto Dealers Exchange of Concord, LLC

1. The name of the corporation is Auto Dealers Exchange of Concord, LLC.

2. The street address of the office in the Commonwealth at which its records will be maintained is 63 Western Avenue, Framington, MA 01701.

3. The nature of the business is the auction of automobiles, and, to engage in any lawful act or activity for which limited liability companies may be organized under the laws of Massachusetts.

4. The company is to have perpetual existence.

5. The name and business address of the agent for service of process required to be maintained by M.G.L. Chapter 156C, Section 5 is:

CT Corporation System

101 Federal Street

Boston, Massachusetts 02110

6. The name and address of the managers are:

James P. Hallett	Donald L. Harris
310 E. 96th Street, Suite 400	310 E. 96th Street, Suite 400
Indianapolis, IN 46240	Indianapolis, IN 46240

Paul J. Lips	Karen C. Turner
310 E. 96th Street, Suite 400	310 E. 96th Street, Suite 400
Indianapolis, IN 46240	Indianapolis, IN 46240

Scott A. Anderson
310 E. 96th Street, Suite 400
Indianapolis, IN 46240

7. The name and business address of any person in addition to the manager, who is authorized to execute documents to be filed with the Division is as follows:

Karen C. Turner, Esq.

310 E. 96th Street, Suite 400

Indianapolis, IN 46240

IN WIITNESS WHEREOF, the undersigned has executed this Certificate of Organization the 12th day of December, 2003.

/s/ Karen C. Turner
Karen C. Turner

ARTICLES OF MERGER

OF

AUTO DEALERS EXCHANGE OF CONCORD, INC.

INTO

AUTO DEALERS EXCHANGE OF CONCORD, LLC

Pursuant to the Massachusetts Statues, the undersigned business entities certify the following Articles of Merger adopted for the purpose of effecting a merger in accordance with the provisions of Massachusetts Business Corporation Act and the Massachusetts Limited Liability Company Act (collectively, the “Acts”).

1. Surviving Company. The name, business address, type of entity and state of jurisdiction of the company that shall survive the merge is as follows:

Name and Address	Type of Entity	State	Organization Date
Auto Dealers Exchange	Limited Liability Company	MA	12/12/03
of Concord, LLC
63 Western Ave.
Framingtom, MA 01701
FEIN: 000855896

2. Non-Surviving Corporation. The name, business address, type of entity and state of jurisdiction of the corporation that shall not survive the merge is as follows:

Name and Address	Type of Entity	State	Organization Date
Auto Dealers Exchange	Corporation	MA	9/22/92
of Concord, Inc.
77 Hosmer Street
Acton, MA 01720
FEIN: 04-3165540

3. The Agreement of Merger.

a. The Agreement of Merger, containing such information as required by the Acts, as set forth in Exhibit A (the “Agreement of Merger”), which provides that Auto Dealers Exchange of Concord, Inc. shall merge into Auto Dealers Exchange of Concord, LLC was approved and adopted in accordance with the Acts and, if applicable, in accordance with the operating agreement by the sole-member of the Surviving Company and the sole-shareholder of the Non-Surviving Corporation.

b. An executed copy of the Agreement of Merger is on file at the principal place of businesses of Auto Dealers Exchange of Concord, Inc. and Auto Dealers Exchange of Concord, LLC and a copy shall be furnished by such entities, on written request and without cost, to any shareholder of each corporation that is a party to the Agreement of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. Compliance.

a. The merger is permitted under the Acts and is not prohibited by the articles of organization of Surviving Company that is a party to the merger.

b. These Articles of Merger comply and were executed in accordance with the Acts.

5. Manager of the Surviving Company.

a. The names and addresses of the managers are as follows:

James P. Hallett	Donald L. Harris
310 E. 96th Street, Suite 400	63 Western Ave.
Indianapolis, IN 46240	Framingtom, MA 01701

Paul J. Lips	Karen C. Turner
63 Western Ave.	63 Western Ave.
Framingtom, MA 01701	Framingtom, MA 01701

Scott A. Anderson
63 Western Ave.
Framingtom, MA 01701

b. Any and all of the managers are authorized, individually, to execute documents that need to be filed with the Massachusetts Corporations Division.

c. Any and all of the managers are authorized, individually, to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property.

d. There are no amendments or changes to the certificate of organization of the Surviving Company to be effected pursuant to the agreement of merger and all other information required information is already included in the certificate of organization.

6. Purpose of Surviving Company. The purpose of the business is the auction of automobiles, and, to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the Commonwealth of Massachusetts.

7. Fiscal Year. The Surviving Company’s adopted the fiscal year of December 31.

8. Effective Date. The merger will become effective on January 1, 2004 at 12:01 a.m. in accordance with the Acts.

IN WITNESS WHEREOF, the parties hereto have executed these Articles of Merger as of the 22nd day of December, 2003.

NON-SURVIVING CORPORATION	SURVIVING COMPANY
Auto Dealers Exchange of Concord, Inc.	Auto Dealers Exchange of Concord, LLC

/s/ James P. Hallett	/s/ James P. Hallett
James P. Hallett, President	James P. Hallett, President

/s/ Karen C. Turner	/s/ Karen C. Turner
Karen C. Turner, Clerk	Karen C. Turner, Clerk

The undersigned, under the penalties of perjury, hereby certifies that the these Articles of Merger and the Agreement of Merger have been duly executed on behalf of such corporation and has been approved in the manner required by the Acts by the stockholders of such corporation.

NON-SURVIVING CORPORATION	SURVIVING COMPANY
Auto Dealers Exchange of Concord, Inc.	Auto Dealers Exchange of Concord, LLC

/s/ James P. Hallett	/s/ James P. Hallett
James P. Hallett, President	James P. Hallett, President

/s/ Karen C. Turner	/s/ Karen C. Turner
Karen C. Turner, Clerk	Karen C. Turner, Clerk

EXHIBIT A

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (“Agreement of Merger”) entered into this 22 day of December, 2004 by and between Auto Dealers Exchange of Concord, Inc. a Massachusetts corporation, (the “Non-Surviving Corporation”) and Auto Dealers Exchange of Concord, LLC a Massachusetts limited liability company, (the “Surviving Company”).

WITNESSETH:

WHEREAS, the Non-Surviving Corporation is a corporation organized under the Massachusetts Business Corporation Act;

WHEREAS, the Surviving Company is a limited liability company organized under the Massachusetts Limited Liability Company Act;

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company desire that the Non-Surviving Corporation merge into and reorganize with the Surviving Company pursuant to the provisions of the Massachusetts Business Corporation Act and the Massachusetts Limited Liability Company Act (collectively the “Acts”) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in the manner set forth herein (the “Merger”); and

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Member of the Surviving Company have approved and adopted this Agreement of Merger in accordance with the Acts.

NOW, THEREFORE, the parties agree that the Non-Surviving Corporation shall merge with and into the Surviving Company in accordance with the following provisions:

ARTICLE I

Parties to the Merger

Section 1.1. The Surviving Company. The name of the limited liability company in which shall survive the Merger is “Auto Dealers Exchange of Concord, LLC”.

Section 1.2. The Non-Surviving Corporation. The name of the corporation proposing to merge with and into the Surviving Company is “Auto Dealers Exchange of Concord, Inc”.

ARTICLE II

Terms and Conditions of the Merger

and Mode of Carrying the Merger Into Effect

Section 2.1. Effective Time of the Merger. The “Effective Time of the Merger” shall be January 1, 2004 at 12:01 a.m.

Section 2.2. Effect of the Merger. At the Effective Time of the Merger, the Non-Surviving Corporation shall merge with and into the Surviving Company, and the separate existence of the Non-Surviving Corporation shall cease.

Section 2.3. Ownership and Shares. The Non-Surviving Corporation and the Surviving Company are whole-owned by ADESA Corporation. Upon the effectiveness the Merger, all of issued and outstanding common shares of the Non-Surviving Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Surviving Company.

Section 2.4. Director and Manager Approval. The Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company have duly authorized the Merger and approved and adopted this Agreement of Merger in accordance with the Acts.

Section 2.5. Shareholder and Member Approval. The sole-shareholder of the Non-Surviving Corporation and the Member of the Surviving Company have approved this Agreement of Merger in accordance with the Acts. This Agreement of Merger shall be executed, acknowledged, filed and recorded as required for accomplishing a merger under the applicable provisions of the Acts.

ARTICLE III

The Surviving Company

Section 3.1. Operating Agreement. The Operating Agreement of the Surviving Company as existing at the Effective Time of the Merger shall continue as such in full force and effect until altered, amended or repealed.

Section 3.2. Purpose of the Surviving Company. The purpose of the business is the auction of automobiles, and, to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the Commonwealth of Massachusetts.

ARTICLE IV

Manager and Officers

Section 4.1. Manager. ADESA Corporation shall be the manager of the Surviving Company. The business address of the Manager is 310 E. 96th Street, Ste. 400, Indianapolis, IN 46240.

Section 4.2. Officers. Each person named below shall hold the office(s) of the Surviving Company listed next to his or her name, to hold such office(s) until the their successor is elected at a meeting of the Manager of the Surviving Company thereafter.

Name	Office(s)
James P. Hallett	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott A. Anderson	Assistant Treasurer

Section 4.3. Authority of Manager.

a. Any and all of the managers are singularly authorized to execute documents that need to be filed with the Massachusetts Corporations Division.

b. Any and all of the managers are singularly authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property.

c. There are no amendments or changes to the certificate of organization of the Surviving Company to be effected pursuant to the agreement of merger and all other information required information is already included in the certificate of organization.

ARTICLE V

Further Assurances

At the Effective Time of the Merger, the Non-Surviving Corporation will allocate all real estate, property rights and assets to the Surviving Company, and the Surviving Company is liable for all outstanding debts, litigation and obligations of the Non-Surviving Corporation.

If at any time the Surviving Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Surviving Company, the title to any property or right of the Non-Surviving Corporation or otherwise to carry out the proposes of this Agreement of Merger, the proper officers and directors of the Non-Surviving Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper managers of the Surviving Company are hereby authorized in the name of the Non-Surviving Corporation, as taxpayer or otherwise, to take any and all such action.

IN WITNESS WHEREOF, the parties hereto have approved, adopted and executed the Agreement of Merger as of the 22nd day of December, 2003.

NON-SURVIVING CORPORATION	SURVIVING COMPANY
Auto Dealers Exchange of Concord, Inc.	Auto Dealers Exchange of Concord, LLC

/s/ James P. Hallett	/s/ James P. Hallett
James P. Hallett, President	James P. Hallett, President

/s/ Karen C. Turner	/s/ Karen C. Turner
Karen C. Turner, Clerk	Karen C. Turner, Clerk